INSTRUCTIVISION, INC.
3 Regent Street
Livingston NJ 07039



March 15, 2001




To the Shareholders of Instructivision, Inc.:


       The Annual Meeting of the Shareholders of Instructivision,
Inc. (hereinafter called the "Company") will be held at Instructi-vision, Inc., 3 Regent Street, Suite 306, Livingston, NJ 07039

on Thursday, April 19, 2001 at 2:30 PM for the purposes described below.

       The following items will be considered at the Annual Meeting:

  1. To elect four (4) persons to serve on the Company's Board of Directors, who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.


       Management proposes to nominate to the Board of Directors the following individuals:

                     Rosemary Comras
                     Marcus C. Ruger
                     H. Dale Spaulding
                     John Sico Jr.

  2. To confirm the appointment of Stanley J. Morin & Associates, PC. as auditors of the Company for fiscal 2001.

  3. To act upon such other matters as may properly come before the meeting.

SHAREHOLDERS OF RECORDS AT THE CLOSE OF BUSINESS ON MARCH 9, 2001 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.


By order of the Board of Directors


Rosemary Comras
President,
Chairman of the Board

-----------------------------------------------------------------


INSTRUCTIVISION, INC.
3 Regent Street
Livingston NJ 07039


           This Statement is furnished to Shareholders by Instructivision, Inc. (hereinafter called the "Company") in accordance with the requirements of Section 14 under the Securities Exchange Act of 1934, as amended, and Regulation 14C promulgated thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF:


            On March 9, 2001, the record date for Shareholders entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on April 19, 2001, the Company's outstanding voting securities consisted of 3,350,000 shares of Common Stock, par value $.001, each share of which is entitled to one vote. Cumulative voting is not permitted in the election of directors.

          The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 9, 2001, by
(i)each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and present directors; and (iii) directors and officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                    Amount and Nature
Title of Class    Name and Address   of Beneficial        Percentage
                                    Ownership            of Ownership
--------------    ---------------   -------------------  ------------

Common Stock      Rosemary Comras        1,120,000          33.4%
                  8 Varick Way
                  Roseland NJ

Common Stock      Rosemary Comras (a)      975,000          29.1%
                  ITF Kevin Comras and
                  Joann Doniloski
Common Stock      H. Dale Spaulding             --            --
Common Stock      Marcus C.Ruger                --            --
Common Stock      David Sousa                6,000         less than 1%

Common Stock      Cosimo Tacopino(b)       257,145           7.7%

Officers and Directors as a group (iii)  2,101,000          62.7%

(a) Kevin Comras and Joann Doniloski are adult children of the late Jay Comras, a founder and former CEO, and received beneficial interest, while Rosemary Comras received voting powers. The trust agreement under which Rosemary Comras exercises voting power regarding the 975,000 shares terminates at the earlier of either her remarriage, or on 8/2/2004, at which time the stock passes to such children.
(b) Aggregate number and percentage of Common Stock beneficially owned by Cosimo Tacopino and Erma Tacopino.


            There are no arrangements known to the Company, the operations of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

            At the Annual Meeting of the Shareholders to be held on the 19th of April, 2001, at 2:30 PM, at 3 Regent Street, Livingston, New Jersey, four persons shall be elected to serve on the Company's Board of Directors. Management proposes to nominate Rosemary Comras, Marcus Ruger, H. Dale Spaulding, and John Sico Jr. Sousa for election as Directors, each to hold office until the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified. Information concerning the four persons proposed to serve as directors is set forth below:

NAME                   AGE                POSITION
-------------------   ------     ----------------------------------

Rosemary Comras        60        President, Secretary/Treasurer
                                 and Chairperson
Marcus C Ruger         69        Director
H.Dale Spaulding       61        Director
John Sico Jr.          55        Director


           All of the Directors of the Company are elected to serve until the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors preceding the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified.

           Rosemary Comras was elected Chairman of the Board of Directors on September 4, 1996 following the death of Jay Comras, a founder and former President and Chief Executive Officer of the Company. Mrs. Comras was Vice President, Secretary/Treasurer and a Director of the Company from 1981 to 1996 and was elected President of the Company on March 28, 1996. Ms. Comras is the widow of Jay Comras.

          Dr. Marcus C. Ruger has been a Director of the Company since March 1986. Dr. Ruger was employed as Director of Assessment Services for the Mountain Plains Regional Office of American College Testing
(ACT) from 1986 until his retirement in September
1995. Dr. Ruger will continue to devote only as much time to the affairs of the Company as is necessary to carry out his duties as a director, which is estimated to be a minimal amount of his time.

            Dr. H. Dale Spaulding was appointed to the Board of Directors on January 21, 1998. Dr. Spaulding was employed as Principal of the Lampeter- Strasburg, Pennsylvania, Senior High School District from July 1973 to September 1997. Dr. Spaulding served as President of NASSP in 1993-1994 and as member of the Board of Directors of the International Confederation of Principals from 1993-1996. Dr. Spaulding will devote only as much time to the affairs of the Company as is necessary to carry out his duties as a director, which is estimated to be a minimal amount of his time.

          Dr John Sico Jr.Dr. has been employed by the Paterson NJ Public Schools since 1983 as Mathematics Chairperson and District Supervisor.
He is also an adjunct professor at William Paterson University.  Dr.
Sico received a doctorial degree in Educational Leadership from the University of Sarasota. He is the author of numerous mathematics text books and test preparation study material, and is the host of a weekly mathematics program on Paterson Cable TV. Dr. Sico will devote only as much time to the affairs of the Company as is necessary to carry out his duties as a director, which is estimated to be a minimal amount of his time.


INFORMATION CONCERNING THE BOARD OF DIRECTORS.

         The Board of Directors held three regularly scheduled board meetings in person, and one teleconferenced meeting, during the fiscal year ended September 30, 2000. Each Director attended all of the meetings of the Board except Dr. Sousa who attended 2 meetings. The Board does not currently have audit, compensation or nominating committees.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth information relating to cash compensation paid by the Company during the fiscal year ended September 30, 2000 to the Company's Chief Executive Officer (no executive officer having received compensation in excess of $100,000 during the fiscal year).

Name              Fiscal year    Salary        Other Compensation(1)
----------        -----------  -----------    ---------------------
Rosemary Comras    1999         $83,005         $ 3,900
Chairperson,       2000          83,400           4,104
President & CEO
(1) Compensation consists of reimbursement of health insurance premiums.

          The Company has a three year employment contract with Rosemary Comras, Chairman of the Board, President and Secretary/Treasurer of the Company, which commenced September 1, 2000, for an annual salary of $85,000, with annual increases of 3%. In addition, Ms. Comras receives a bonus of 2.5% of the Company's net profit before taxes.


           The Company may, in the future, offer disability insurance, reimbursement of medical expenses and such other benefits as may be authorized by the Board of Directors. Presently, all employees are eligible to receive health insurance benefits. No retirement, pension, profit sharing, or other similar program has been adopted by the Company. No surviving warrants, or stock options have been granted to any officer, director or other employee of the Company. However, such benefits may be adopted or options granted in the future, if they are authorized by the Board of Directors.

          Compensation of Directors: Outside Directors receive $750 for each Board meeting attended and are reimbursed for the reasonable out-of-pocket expenses incurred by them in connection with the performance of their services as directors.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT.

           Action is expected to be taken at the Annual Meeting of the Shareholders to confirm the appointment of Stanley J. Morin and Associates, PC. as independent auditors of the Company for fiscal 2001. A representative of Stanley J. Morin and Associates, PC. is expected to be present at the Annual Meeting of the Shareholders and will be provided with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


RIGHTS OF SHAREHOLDERS

           There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the Annual Meeting of the Shareholders.


OTHER BUSINESS

          The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of shareowners other than those described herein.


FINANCIAL STATEMENTS

          Financial Statement of the Company are contained in the Company's Annual Report for the fiscal year ended September 30, 2000, which is delivered to you herewith.


Livingston, New Jersey
March 15, 2001